Exhibit 99.1

FOR IMMEDIATE RELEASE

Willbros Closes Sale of Bemis, LLC for $19.2 Million

HOUSTON, TX, October 9, 2015 — Willbros Group, Inc. (NYSE: WG) today announced that it has closed a transaction for the sale of its Bemis subsidiary to Riggs Distler & Company, Inc., a U.S. subsidiary of NAPEC Inc. (TSX:NPC), Quebec, Canada, for $19.2 million in cash, less customary closing costs, and subject to an escrow and to customary adjustments. The transaction is effective October 8, 2015 and will be reflected in fourth quarter 2015 results.

John T. McNabb, II, Willbros Chairman and Chief Executive Officer, commented, “This sale, in conjunction with the previously announced agreement to sell our Professional Services segment, will reduce our term loan debt to less than $100 million and provide $43 million to maintain our liquidity and working capital. In the past 13 months we have taken difficult but necessary management actions with the goal of restructuring Willbros operations, strengthening the balance sheet and positioning the company to be a preferred provider of energy infrastructure construction and maintenance services. The restructuring efforts, together with these asset sales and our recent credit facility amendments, should enable Willbros to return to stable, predictable and improved operating performance in 2016. We can now present best in class safety performance, strong technical expertise and a respectable balance sheet. We expect these factors to translate into higher levels of customer confidence and to enable us to pursue and capture larger projects to rebuild our backlog. We have reduced both the operational and financial risk to the Company and believe we are now positioned to deal successfully with a market that is challenging but has elements of strength which align with our capabilities and experience.”

Houlihan Lokey acted as financial advisor to Willbros and Conner & Winters, LLP acted as legal advisor.

About Willbros

Willbros is a specialty energy infrastructure contractor serving the oil, gas, refining, petrochemical and power industries. Its offerings include engineering, procurement and construction (either individually or as an integrated EPC service offering), maintenance, facilities development and operations services. For more information on Willbros, please visit its website at www.willbros.com.

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking

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statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including inability to maintain compliance with the New York Stock Exchange continued listing standards; inability to complete the agreed sale of the Professional Services segment; inability to timely collect contractually due receivables; unanticipated accounting or other issues regarding any material weaknesses in internal control over financial reporting; inability of the Company or its independent auditor to confirm relevant information or data; unanticipated issues that prevent or delay the Company’s independent auditor from completing its review of financial statements or that require additional efforts, procedures or review; the untimely filing of financial statements; pending and potential investigations and lawsuits; the identification of one or more issues that require restatement of one or more other prior period financial statements; ability to remain in compliance with, or obtain waivers under, the Company’s existing loan agreements; ability to dispose of businesses and assets in a timely manner at reasonable valuations; the existence of other material weaknesses in internal control over financial reporting; contract and billing disputes; new legislation or regulations detrimental to the economic operation of refining capacity in the United States; availability of quality management; availability and terms of capital; changes in, or the failure to comply with, government regulations; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures; oil, gas, gas liquids, and power prices and demand; the amount and location of planned pipelines; poor refinery crack spreads; delay of planned refinery outages and upgrades and development trends of the oil, gas, power, refining and petrochemical industries; as well as other risk factors described from time to time in the Company’s documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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2 of 2 CONTACT: Michael W. Collier SVP Investor Relations Marketing & Communications Willbros 713-403-8038